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                                                                     Exhibit 4.8



                SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of November 6, 2000 ("Agreement"), by and among TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "Company"), BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership ("BRS"), Richard Pyle, Mark Smith, Robert Giardina, and Alexander Alimanestianu (collectively, the "Executives"), CANTERBURY MEZZANINE CAPITAL, L.P., a Delaware limited partnership ("Canterbury"), CANTERBURY DETROIT PARTNERS, L.P., a Delaware limited partnership ("Canterbury Detroit" and, together with Canterbury, the "Canterbury Group"), FARALLON CAPITAL PARTNERS, L.P., a California limited partnership ("FCP"), FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P., a California limited partnership ("FCIP"), RR CAPITAL PARTNERS, L.P., a Delaware limited partnership ("RRC"), FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P., a California limited partnership ("FII" and, together with FCP, FCIP, and RRC, the "Farallon Investors", and individually, a "Farallon Investor"), ROSEWOOD CAPITAL, L.P., a Delaware limited partnership (the "Rosewood Investor") and CAPITALSOURCE HOLDINGS LLC, a Delaware limited liability company ("CapitalSource").

         WHEREAS, the Company, BRS, the Executives, Canterbury, the Farallon Investors and certain other shareholders of the Company are parties to that certain Registration Rights Agreement, dated as of December 10, 1996 (as amended from time to time, the "Registration Rights Agreement"; capitalized terms used and not otherwise defined herein having the definitions provided therefor in the Registration Rights Agreement).

         WHEREAS, CapitalSource has acquired shares of the Company's Class A Common, pursuant to the Stock Purchase Agreement, dated as of November 6, 2000, by and among CapitalSource and the Company (as the same may be amended, restated or modified from time to time, the "CapitalSource Purchase Agreement").

         WHEREAS, the parties hereto wish to amend the Registration Rights Agreement in accordance with the terms thereof as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Amendments to Section 1 -- "Definitions". (a) Section 1 of the Registration Rights Agreement is hereby amended by inserting the following definitions in alphabetical order in such Section 1:
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              "CapitalSource Registrable Securities" means (i) any shares of
Common Stock issued or issuable to CapitalSource or its affiliates or partners on or after the date hereof and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of CapitalSource Registrable Securities whenever such Person has the right to acquire directly or indirectly such CapitalSource Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. Such securities will cease to be CapitalSource Registrable Securities when sold pursuant to Rule 144 or any offering registered under the Securities Act. Notwithstanding the foregoing, the Series A-2 Shares (as defined in the CapitalSource Purchase Agreement) shall not be deemed Registrable Securities hereunder until following the Determination Date (as defined in the CapitalSource Purchase Agreement).

              "Registrable Securities" means the BRS Registrable Securities, the Farallon Registrable Securities, the Rosewood Registrable Securities, the Canterbury Registrable Securities, the Executive Registrable Securities and the CapitalSource Registrable Securities.

         2. Amendment to Section 2 - "Demand Registrations." Section 2 of the Registration Rights Agreement is hereby amended to replace paragraph 2(c) in its entirety as follows:

         "(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), (i) the holders of BRS Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations, (ii) the holders of Farallon Registrable Securities will be entitled to request up to three (3) Short-Form Registrations, (iii) the holders of Canterbury Registrable Securities will be entitled to request up to two (2) Short-Form Registrations and (iv) the holders of CapitalSource Registrable Securities will be entitled to request up to one (1) Short-Form Registration, in each case, in which the Company will pay all Registration Expenses. A registration will not count as the permitted Short Form Registration until it has become effective and unless the holder of Registrable Securities are able to register and sell 90% of the Registrable Securities requested to be included in such registration; it being understood and agreed that the requisite holders of Registrable Securities making a request for a Demand Regulation hereunder may withdraw from such registration at any time prior to the effective date of such Demand Registration, in which case such request will not count as one of the permitted Demand Registrations for such holders, irrespective of whether or not such registration is effected. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. All registrations requested pursuant to Sections 2(b) and 2(c) are referred to herein as "Demand Registrations.""
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         3. Amendments to Section 10 -- "Notices". Section 10 of the
Registration Rights Agreement is hereby amended to insert the following address for notices, demands and other communications to be sent to Canterbury Detroit after such address for Canterbury:

             To Capital Source:

             Capital Source Holdings LLC
             1133 Connecticut Avenue, NW
             Suite 310
             Washington, D.C. 20036
             Fax: (202) 862-4990
             Attention: Steven A. Museles, Esq.

         4. Miscellaneous.

              (a) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              (b) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

              (c) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

              (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

              (e) References. Any reference to the Registration Rights Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

              (e) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Registration Rights Agreement. The parties hereto expressly do not intend to extinguish the
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Registration Rights Agreement. Instead, it is the express intention of the parties hereto to reaffirm the obligations created under the Registration Rights Agreement. The Registration Rights Agreement as amended hereby remains in full force and effect.


                                *  *  *  *
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       TOWN SPORTS INTERNATIONAL, INC.

                                       By:/s/ R.G. Pyle
                                          --------------------------------------
                                              Name:  Richard G. Pyle
                                              Title: Chief Financial Officer


                                       BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                       By:    BRS Partners, Limited Partnership
                                       Its:   General Partner

                                       By:/s/ Stephen Edwards
                                          --------------------------------------
                                              Name:  Stephen Edwards
                                              Title: Managing Director

                                       CANTERBURY DETROIT PARTNERS, L.P.

                                       By:    Canterbury Detroit, LLC
                                       Its:   General Partner

                                       By: /s/ N. Dunphy
                                          --------------------------------------
                                              Name:  Nicholas Dunphy
                                              Title: Member


                                       CANTERBURY MEZZANINE CAPITAL, L.P.

                                       By:    Canterbury Capital, LLC
                                       Its:   General Partner

                                       By: /s/ N. Dunphy
                                          --------------------------------------
                                              Name:  Nicholas Dunphy
                                              Title: Member
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                                       FARALLON CAPITAL PARTNERS, L.P.

                                       By:    Farallon Partners, L.L.C.
                                       Its:   General Partner


                                       By: /s/ Jason M. Fish
                                          --------------------------------------
                                               Name:  Jason M. Fish
                                               Title: Managing Member


                                       FARALLON CAPITAL INSTITUTIONAL PARTNERS,
                                        L.P.

                                       By:      Farallon Partners, L.L.C.
                                       Its:     General Partner


                                       By: /s/ Jason M. Fish
                                          --------------------------------------
                                               Name:  Jason M. Fish
                                               Title: Managing Member

                                       RR CAPITAL PARTNERS, L.P.

                                       By:     Farallon Partners, L.L.C.
                                       Its:    General Partner


                                       By: /s/ Jason M. Fish
                                          --------------------------------------
                                               Name:  Jason M. Fish
                                               Title: Managing Member
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                                       FARALLON CAPITAL INSTITUTIONAL PARTNERS
                                        II, L.P.

                                       By:      Farallon Partners, L.L.C.
                                       Its:     General Partner


                                       By: /s/ Jason M. Fish
                                          --------------------------------------
                                               Name:  Jason M. Fish
                                               Title: Managing Member:


                                       ROSEWOOD CAPITAL, L.P.

                                       By: Rosewood Capital Associates, L.P.
                                            its General Partner


                                       By: /s/ Kyle A. Anderson
                                          --------------------------------------
                                               Name:  Kyle A. Anderson
                                               Title: Principal


                                       CAPITALSOURCE HOLDINGS LLC


                                       By: /s/ Steven A. Museles
                                          --------------------------------------
                                               Name:  Steven A. Museles
                                               Title: Senior Vice President and
                                                      General Counsel
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                            EXECUTIVE SIGNATURE PAGE


/s/ R. G. Pyle
----------------------------------
Richard Pyle



/s/ Mark Smith
----------------------------------
Mark Smith



/s/ Robert Giardina
----------------------------------
Robert Giardina



/s/ Alexander Alimanestianu
----------------------------------
Alexander Alimanestianu